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                                                                    EXHIBIT 12

GTE California Incorporated and Subsidiary

STATEMENT OF THE CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)


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
                                             Six Months Ended
                                              June 30, 1998
                                             ----------------
Net earnings available for fixed charges:
  Income from continuing operations              $289,967
  Add - Income taxes                              193,335
        - Fixed charges                            71,758
                                                 --------

Adjusted earnings                                $555,060
                                                 ========

Fixed charges:
  Interest expense                               $ 64,897
  Portion of rent expense
      representing interest                         6,861
                                                 --------

Adjusted fixed charges                           $ 71,758
                                                 ========

RATIO OF EARNINGS TO FIXED CHARGES                   7.74
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